Amalgamated Financial Corp. Reports Record Third Quarter 2024 Financial Results; Margin Expands to 3.51%; Return on Average Assets of 1.32% YoY Tangible Book Value per share Growth of 27.9% | Deposits Higher by $311 million NEW YORK, October 24, 2024 – (Globe Newswire) -- Amalgamated Financial Corp. (the “Company” or “Amalgamated”) (Nasdaq: AMAL), the holding company for Amalgamated Bank (the “Bank”), today announced financial results for the third quarter ended September 30, 2024. Third Quarter 2024 Highlights (on a linked quarter basis) • Net income of $27.9 million, or $0.90 per diluted share, compared to $26.8 million, or $0.87 per diluted share. • Core net income1 of $28.0 million, or $0.91 per diluted share, compared to $26.2 million, or $0.85 per diluted share. Deposits and Liquidity • Total deposits increased $145.6 million, or 2.0%, to $7.6 billion including a $51.3 million decline in Brokered CDs. • Excluding Brokered CDs, on-balance sheet deposits increased $196.9 million, or 2.7%, to $7.5 billion. • Political deposits increased $231.9 million, or 13%, to $2.0 billion, which includes both on and off-balance sheet deposits. • Off-balance sheet deposits increased $114.1 million, or 11%, to $1.2 billion, comprised of both transactional political deposits and other segment deposits. • Average cost of deposits, excluding Brokered CDs, increased 3 basis points to 151 basis points, where non-interest- bearing deposits comprised 51% of total deposits excluding Brokered CDs. Assets and Margin • Net loans receivable increased $78.0 million, or 1.8%, to $4.5 billion. • Excluding a $40.9 million package of low yielding residential loans marked-to-market and moved to held-for-sale, net loans receivable increased $118.9 million or 2.7%. • Total PACE assessments grew $10.6 million, or 0.9%, to $1.2 billion. • Net interest income grew $2.9 million, or 4.2%, to $72.1 million. • Net interest margin increased 5 basis points to 3.51%. Capital and Returns • Tier 1 leverage ratio of 8.63%, increased by 21 basis points, and Common Equity Tier 1 ratio of 13.82%. • Tangible common equity1 ratio of 8.14%, representing an eighth consecutive quarter of improvement. • Tangible book value per share1 increased $1.69, or 8.2%, to $22.29, and has increased $4.87, or 27.9% since September 2023. • Strong core return on average tangible common equity1 of 17.04% and core return on average assets1 of 1.33%. Priscilla Sims Brown, President and Chief Executive Officer, commented, “Our third quarter financial results continue to demonstrate that Amalgamated remains positioned to achieve sustainable earnings and profitability. During the quarter, we delivered outstanding deposit and loan growth, strong profitability and returns, and a growing capital base that positions us to invest in our strategic initiatives which will sustain our growth into the future.” 1 1 Reconciliations of non-GAAP financial measures to the most comparable GAAP measure are set forth on the last page of the financial information accompanying this press release and may also be found on our website, www.amalgamatedbank.com.

Third Quarter Earnings Net income for the third quarter of 2024 was $27.9 million, or $0.90 per diluted share, compared to $26.8 million, or $0.87 per diluted share, for the second quarter of 2024. The $1.1 million increase during the quarter was primarily driven by a $3.2 million increase in non-core ICS One-Way Sell fee income from our off-balance sheet deposits, a $2.9 million increase in net interest income, a $1.3 million decrease in provision for credit losses, and a $0.7 million increase in non-core income from solar tax equity investments, which was expected. This was offset by a $4.3 million reduction in fair value on a pool of lower yielding residential loans moved to held for sale, a $1.5 million increase in non-interest expense, and a $1.3 million increase in income tax expense, and a $0.5 million increase in losses on securities sales. Core net income1 for the third quarter of 2024 was $28.0 million, or $0.91 per diluted share, compared to $26.2 million, or $0.85 per diluted share, for the second quarter of 2024. Excluded from core net income for the quarter, pre-tax, was $8.1 million of ICS One-Way Sell fee income, a $4.3 million reduction in fair value of held for sale residential loans, $3.2 million of losses on the sale of securities, $1.1 million of accelerated depreciation from solar tax equity investments, $0.7 million of gains on subordinated debt repurchases, and $0.2 million in severance costs. Excluded from core net income for the second quarter of 2024, pre-tax, was $4.9 million of ICS One-Way Sell fee income, $2.7 million of losses on the sale of securities, $1.8 million of accelerated depreciation from our solar tax equity investments, $0.4 million of gains on subordinated debt repurchases. Net interest income was $72.1 million for the third quarter of 2024, compared to $69.2 million for the second quarter of 2024. Loan interest income increased $2.8 million and loan yields increased 11 basis points mainly as a result of a $86.7 million increase in average loan balances. Adjusted for two discrete items; the effect of $2.1 million of accelerated amortization related to purchase premiums last quarter and the recognition in the current quarter of a $1.3 million acceleration of deferred costs on certain loans, loan interest income increased by $2.1 million in the quarter. Interest income on securities increased $1.7 million driven by an increase in the average balance of securities of $79.7 million. Interest expense on total interest-bearing deposits increased $1.2 million driven by a 26 basis point increase in cost despite a decrease in the average balance of total interest-bearing deposits of $235.6 million. The increase in deposit cost was primarily related to adjustments to rates on money market products and select non-time deposit accounts late in second quarter and early in the current quarter. The decrease in the average balance of interest-bearing deposits was primarily driven by a mix shift as newly raised political deposits were mainly non-interest-bearing whereas related outflows were mainly interest-bearing. Additionally, the average balance on Brokered CD’s declined $25.0 million as certain long-term issuances were called. The average balance of borrowings also decreased $32.6 million, now substantially consisting of lower-cost subordinated debt. Net interest margin was 3.51% for the third quarter of 2024, an increase of 5 basis points from 3.46% in the second quarter of 2024. As noted above, there were two discrete items that affected the third quarter and second quarter margin. Excluding these discrete items, net interest margin improved 2 basis points from the prior quarter, all else equal. Prepayment penalties had no impact on our net interest margin in the third quarter of 2024, which is the same as in the prior quarter. Provision for credit losses totaled an expense of $1.8 million for the third quarter of 2024 compared to an expense of $3.2 million in the second quarter of 2024. The expense in the third quarter was primarily driven by charge-offs on our consumer solar and small business portfolios, and updates to CECL model assumptions, offset by decreases in reserves for unfunded loan commitments. Non-interest income was $8.9 million for the third quarter of 2024, compared to $9.3 million in the second quarter of 2024. Excluding all non-core income adjustments noted above, core non-interest income1 was $8.8 million for the third quarter of 2024, compared to $8.5 million in the second quarter of 2024. The increase was primarily related to higher commercial banking fees, increased fees from our treasury investment services, and modestly higher income from our trust business. 2

Non-interest expense for the third quarter of 2024 was $41.0 million, an increase of $1.5 million from the second quarter of 2024. Core non-interest expense1 for the third quarter of 2024 was $40.7 million, an increase of $1.3 million from the second quarter of 2024. This was mainly driven by a $0.7 million increase in compensation and employee benefits expense due to strategic new hires and corporate performance accruals, as well as higher data processing expense related to the advance of digital initiatives scheduled for 2025. Our provision for income tax expense was $10.3 million for the third quarter of 2024, compared to $9.0 million for the second quarter of 2024. The effective tax rate for the third quarter of 2024 was 26.9%. In the prior quarter, there were $0.5 million of discrete tax benefits resulting in an effective tax rate of 25.2%, or 26.6% excluding the discrete items. Balance Sheet Quarterly Summary Total assets were $8.4 billion at September 30, 2024, compared to $8.3 billion at June 30, 2024, which modestly grew the balance sheet above its target range but also carried $40.9 million in loans held for sale related to the residential loan sale that settled shortly after the quarter closed. Notable changes within individual balance sheet line items include a $91.2 million increase in cash and cash equivalents, a $24.1 million increase in securities, and a $78.0 million increase in net loans receivable. Additionally, deposits excluding Brokered CDs increased by $196.9 million while Brokered CDs decreased $51.3 million, and borrowings decreased by $8.8 million. Our off-balance sheet deposits increased by $114.1 million, or 11%, to $1.2 billion. Total net loans receivable, at September 30, 2024 were $4.5 billion, an increase of $78.0 million, or 1.8% for the quarter. The increase in loans is primarily driven by a $60.8 million increase in multifamily loans, a $46.0 million increase in commercial and industrial loans, and a $37.6 million increase in commercial real estate loans, offset by an $11.1 million decrease in consumer solar loans, and a $54.3 million decrease in residential loans, primarily due to the noted loan pool sale. During the quarter, criticized or classified loans decreased $5.9 million, largely related to a $6.9 million note sale (with a related fully reserved $4.5 million charge-off) on a legacy non-accrual leveraged loan. Additionally, payoffs of two delinquent commercial and industrial loans totaling $1.7 million and charge-offs of smaller commercial and industrial loans totaling $1.0 million were offset by the downgrade of one $3.2 million multifamily loan to substandard and accruing and downgrades of small business loans totaling $1.1 million. Total deposits at September 30, 2024 were $7.6 billion, an increase of $145.6 million, or 2.0%, during the quarter. Total deposits excluding Brokered CDs increased by $196.9 million to $7.5 billion, or a 2.7% increase. Including accounts currently held off-balance sheet, deposits held by politically active customers, such as campaigns, PACs, advocacy-based organizations, and state and national party committees were $2.0 billion as of September 30, 2024, an increase of $231.9 million during this quarter. Non-interest-bearing deposits represented 50% of average total deposits and 51% of ending total deposits for the quarter, excluding Brokered CDs, contributing to an average cost of total deposits of 158 basis points. Super-core deposits2 totaled approximately $4.5 billion, had a weighted average life of 16 years, and comprised 60% of total deposits, excluding Brokered CDs. Total uninsured deposits were $4.5 billion, comprising 59% of total deposits. Nonperforming assets totaled $28.6 million, or 0.34% of period-end total assets at September 30, 2024, a decrease of $7.1 million, compared with $35.7 million, or 0.43% on a linked quarter basis. The decrease in nonperforming assets was primarily driven by the note sale mentioned above, a $0.2 million decrease in residential real estate nonaccrual loans, a $0.2 million decrease in consumer and consumer solar nonaccrual loans, offset by a $0.3 million increase in commercial and industrial nonaccrual loans. 3 2 Refer to Terminology on page 6 for definitions of certain terms used in this release.

During the quarter, the allowance for credit losses on loans decreased $1.9 million to $61.5 million. The ratio of allowance to total loans was 1.35%, a decrease of 7 basis points from 1.42% in the second quarter of 2024. The decrease was primarily the result of a release of reserves from the previously noted legacy leveraged commercial and industrial note sale, which carried a reserve of $4.5 million. Capital Quarterly Summary As of September 30, 2024, the Common Equity Tier 1 Capital ratio was 13.82%, the Total Risk-Based Capital ratio was 16.25%, and the Tier 1 Leverage Capital ratio was 8.63%, compared to 13.48%, 16.04% and 8.42%, respectively, as of June 30, 2024. Stockholders’ equity at September 30, 2024 was $698.3 million, an increase of $52.2 million during the quarter. The increase in stockholders’ equity was primarily driven by $27.9 million of net income for the quarter and a $26.9 million improvement in accumulated other comprehensive loss due to the tax effected mark-to-market on our available for sale securities portfolio, offset by $3.7 million in dividends paid at $0.12 per outstanding share. Tangible book value per share was $22.29 as of September 30, 2024 compared to $20.61 as of June 30, 2024. Tangible common equity1 improved to 8.14% of tangible assets, compared to 7.66% as of June 30, 2024. Conference Call As previously announced, Amalgamated Financial Corp. will host a conference call to discuss its third quarter 2024 results today, October 24, 2024 at 11:00am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (domestic) or 1-201-493-6779 (international) and asking for the Amalgamated Financial Corp. Third Quarter 2024 Earnings Call. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13748697. The telephonic replay will be available until October 31, 2024. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of our website at https://ir.amalgamatedbank.com/. The online replay will remain available for a limited time beginning immediately following the call. The presentation materials for the call can be accessed on the investor relations section of our website at https:// ir.amalgamatedbank.com/. About Amalgamated Financial Corp. Amalgamated Financial Corp. is a Delaware public benefit corporation and a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, Amalgamated Bank. Amalgamated Bank is a New York-based full-service commercial bank and a chartered trust company with a combined network of five branches across New York City, Washington D.C., and San Francisco, and a commercial office in Boston. Amalgamated Bank was formed in 1923 as Amalgamated Bank of New York by the Amalgamated Clothing Workers of America, one of the country's oldest labor unions. Amalgamated Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. Amalgamated Bank is a proud member of the Global Alliance for Banking on Values and is a certified B Corporation®. As of September 30, 2024, our total assets were $8.4 billion, total net loans were $4.5 billion, and total deposits were $7.6 billion. Additionally, as of September 30, 2024, our trust business held $35.4 billion in assets under custody and $14.6 billion in assets under management. Non-GAAP Financial Measures This release (and the accompanying financial information and tables) refer to certain non-GAAP financial measures including, without limitation, “Core operating revenue,” “Core non-interest expense,” “Core non-interest income,” “Core 4 net income,” “Tangible common equity,” “Average tangible common equity,” “Core return on average assets,” “Core return on average tangible common equity,” and “Core efficiency ratio.” Our management utilizes this information to compare our operating performance for September 30, 2024 versus certain periods in 2024 and 2023 and to prepare internal projections. We believe these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of our operating performance. In addition, because intangible assets such as goodwill and other discrete items unrelated to our core business, which are excluded, vary extensively from company to company, we believe that the presentation of this information allows investors to more easily compare our results to those of other companies. The presentation of non-GAAP financial information, however, is not intended to be considered in isolation or as a substitute for GAAP financial measures. We strongly encourage readers to review the GAAP financial measures included in this release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this release with other companies’ non-GAAP financial measures having the same or similar names. Reconciliations of non- GAAP financial disclosures to comparable GAAP measures found in this release are set forth in the final pages of this release and also may be viewed on our website, amalgamatedbank.com. Terminology Certain terms used in this release are defined as follows: “Core efficiency ratio” is defined as “Core non-interest expense” divided by “Core operating revenue.” We believe the most directly comparable performance ratio derived from GAAP financial measures is an efficiency ratio calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income. “Core net income” is defined as net income after tax excluding gains and losses on sales of securities, ICS One-Way Sell fee income, gains on the sale of owned property, costs related to branch closures, restructuring/severance costs, acquisition costs, tax credits and accelerated depreciation on solar equity investments, and taxes on notable pre-tax items. We believe the most directly comparable GAAP financial measure is net income. “Core non-interest expense” is defined as total non-interest expense excluding costs related to branch closures, restructuring/severance, and acquisitions. We believe the most directly comparable GAAP financial measure is total non- interest expense. “Core non-interest income” is defined as total non-interest income excluding gains and losses on sales of securities, ICS One-Way Sell fee income, gains on the sale of owned property, and tax credits and accelerated depreciation on solar equity investments. We believe the most directly comparable GAAP financial measure is non-interest income. “Core operating revenue” is defined as total net interest income plus “core non-interest income”. We believe the most directly comparable GAAP financial measure is the total of net interest income and non-interest income. “Core return on average assets” is defined as “Core net income” divided by average total assets. We believe the most directly comparable performance ratio derived from GAAP financial measures is return on average assets calculated by dividing net income by average total assets. “Core return on average tangible common equity” is defined as “Core net income” divided by average “tangible common equity.” We believe the most directly comparable performance ratio derived from GAAP financial measures is return on average equity calculated by dividing net income by average total stockholders’ equity. 5

“Super-core deposits” are defined as total deposits from commercial and consumer customers, with a relationship length of greater than 5 years. We believe the most directly comparable GAAP financial measure is total deposits. “Tangible assets” are defined as total assets excluding, as applicable, goodwill and core deposit intangibles. We believe the most directly comparable GAAP financial measure is total assets. “Tangible common equity”, and “Tangible book value” are defined as stockholders’ equity excluding, as applicable, minority interests, preferred stock, goodwill and core deposit intangibles. We believe that the most directly comparable GAAP financial measure is total stockholders’ equity. "Traditional securities portfolio" is defined as total investment securities excluding PACE assessments. We believe the most directly comparable GAAP financial measure is total investment securities. Forward-Looking Statements Statements included in this release that are not historical in nature are intended to be, and are hereby identified as, forward- looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical or current fact nor are they assurances of future performance and generally can be identified by the use of forward-looking terminology, such as “may,” “approximately,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “possible,” and “intend,” or the negative thereof as well as other similar words and expressions of the future. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict as to timing, extent, likelihood and degree of occurrence, which could cause our actual results to differ materially from those anticipated in or by such statements. Potential risks and uncertainties include, but are not limited to, the following: (i) uncertain conditions in the banking industry and in national, regional and local economies in our core markets, which may have an adverse impact on our business, operations and financial performance; (ii) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (iii) deposit outflows and subsequent declines in liquidity caused by factors that could include lack of confidence in the banking system, a deterioration in market conditions or the financial condition of depositors; (iv) changes in our deposits, including an increase in uninsured deposits; (v) our ability to maintain sufficient liquidity to meet our deposit and debt obligations as they come due, which may require that we sell investment securities at a loss, negatively impacting our net income, earnings and capital; (vi) unfavorable conditions in the capital markets, which may cause declines in our stock price and the value of our investments; (vii) negative economic and political conditions that adversely affect the general economy, housing prices, the real estate market, the job market, consumer confidence, the financial condition of our borrowers and consumer spending habits, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense; (viii) fluctuations or unanticipated changes in the interest rate environment including changes in net interest margin or changes in the yield curve that affect investments, loans or deposits; (ix) the general decline in the real estate and lending markets, particularly in commercial real estate in our market areas, and the effects of the enactment of or changes to rent-control and other similar regulations on multi-family housing; (x) changes in legislation, regulation, public policies, or administrative practices impacting the banking industry, including increased minimum capital requirements and other regulation in the aftermath of recent bank failures; (xi) the outcome of any legal proceedings that may be instituted against us (xii) our inability to achieve organic loan and deposit growth and the composition of that growth; (xiii) the composition of our loan portfolio, including any concentration in industries or sectors that may experience unanticipated or anticipated adverse conditions greater than other industries or sectors in the national or local economies in which we operate; (xiv) inaccuracy of the assumptions and estimates we make and policies that we implement in establishing our allowance for credit losses; (xv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (xvi) any matter that would cause us to conclude that there was impairment of any asset, including intangible assets; (xvii) limitations on our ability to declare and pay dividends; (xviii) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on our results, including as a result of compression to net interest margin; (xix) increased competition for experienced members of the 6 workforce including executives in the banking industry; (xx) a failure in or breach of our operational or security systems or infrastructure, or those of third party vendors or other service providers, including as a result of unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xxi) increased regulatory scrutiny and exposure from the use of “big data” techniques, machine learning, and artificial intelligence; (xxii) downgrade in our credit rating; (xxiii) “greenwashing claims” against us and our Environmental, Social and Governance (“ESG”) products and increased scrutiny and political opposition to ESG and Diversity, Equity and Inclusion (“DEI”) practices; (xxiv) any unanticipated or greater than anticipated adverse conditions (including the possibility of earthquakes, wildfires, and other natural disasters)affecting the markets in which we operate; (xxv) physical and transitional risks related to climate change as they impact our business and the businesses that we finance; (xxvi) future repurchase of our shares through our common stock repurchase program; and (xxvii) descriptions of assumptions underlying or relating to any of the foregoing. Additional factors which could affect the forward-looking statements can be found in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at https://www.sec.gov/. We disclaim any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law. Investor Contact: Jamie Lillis Solebury Strategic Communications shareholderrelations@amalgamatedbank.com 800-895-4172 7

Consolidated Statements of Income (unaudited)

($ in thousands)	Three Months Ended September 30, 2024	Three Months Ended June 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
INTEREST AND DIVIDEND INCOME					
Loans	$ 54,110	$ 51,293	$ 49,578	$ 157,355	$ 139,744
Securities	46,432	44,978	39,971	133,801	118,989
Interest-bearing deposits in banks	2,274	2,690	1,687	7,556	3,360
Total interest and dividend income	102,816	98,961	91,236	298,712	262,093
INTEREST EXPENSE					
Deposits	30,105	28,882	23,158	84,879	55,809
Borrowed funds	604	887	4,350	4,497	12,292
Total interest expense	30,709	29,769	27,508	89,376	68,101
NET INTEREST INCOME	72,107	69,192	63,728	209,336	193,992
Provision for credit losses	1,849	3,161	2,014	6,598	10,913
Net interest income after provision for credit losses	70,258	66,031	61,714	202,738	183,079
NON-INTEREST INCOME					
Trust Department fees	3,704	3,657	3,678	11,215	11,613
Service charges on deposit accounts	12,091	8,614	2,731	26,841	7,897
Bank-owned life insurance income	613	615	727	1,837	2,054
Losses on sale of securities	(3,230)	(2,691)	(1,699)	(8,695)	(5,052)
Gain (loss) on sale of loans and changes in fair value on loans held-for-sale, net	(4,223)	69	26	(4,107)	30
Equity method investments income (loss)	(823)	(1,551)	550	(301)	1,261
Other income	807	545	767	1,636	2,127
Total non-interest income	8,939	9,258	6,780	28,426	19,930
NON-INTEREST EXPENSE					
Compensation and employee benefits	23,757	23,045	21,345	69,075	64,525
Occupancy and depreciation	3,423	3,379	3,349	9,705	10,184
Professional fees	2,575	2,332	2,222	7,284	7,211
Data processing	5,087	4,786	4,545	14,503	13,176
Office maintenance and depreciation	651	580	685	1,894	2,130
Amortization of intangible assets	183	182	222	548	666
Advertising and promotion	1,023	1,175	816	3,417	3,431
Federal deposit insurance premiums	900	1,050	1,200	3,000	3,018
Other expense	3,365	2,983	2,955	9,203	9,154
Total non-interest expense	40,964	39,512	37,339	118,629	113,495
Income before income taxes	38,233	35,777	31,155	112,535	89,514
Income tax expense	10,291	9,024	8,847	30,591	24,230
Net income	$ 27,942	$ 26,753	$ 22,308	$ 81,944	$ 65,284
Earnings per common share - basic	$ 0.91	$ 0.88	$ 0.73	$ 2.68	$ 2.13
Earnings per common share - diluted	$ 0.90	$ 0.87	$ 0.73	$ 2.65	$ 2.12

8

Consolidated Statements of Financial Condition

($ in thousands)	September 30, 2024	June 30, 2024	December 31, 2023
Assets	(unaudited)	(unaudited)	
Cash and due from banks	$ 3,946	$ 4,081	$ 2,856
Interest-bearing deposits in banks	145,261	53,912	87,714
Total cash and cash equivalents	149,207	57,993	90,570
Securities:			
Available for sale, at fair value			
Traditional securities	1,617,045	1,581,338	1,429,739
Property Assessed Clean Energy ("PACE") assessments	149,500	112,923	53,303
	1,766,545	1,694,261	1,483,042
Held-to-maturity, at amortized cost:			
Traditional securities, net of allowance for credit losses of $51, $53, and $54, respectively	583,788	606,013	620,232
PACE assessments, net of allowance for credit losses of $641, $655, and $667, respectively	1,028,588	1,054,569	1,076,602
	1,612,376	1,660,582	1,696,834
Loans held for sale	38,623	1,926	1,817
Loans receivable, net of deferred loan origination costs	4,547,903	4,471,839	4,411,319
Allowance for credit losses	(61,466)	(63,444)	(65,691)
Loans receivable, net	4,486,437	4,408,395	4,345,628
Resell agreements	74,883	137,461	50,000
Federal Home Loan Bank of New York ("FHLBNY") stock, at cost	4,625	4,823	4,389
Accrued interest receivable	54,268	52,575	55,484
Premises and equipment, net	6,413	6,599	7,807
Bank-owned life insurance	107,365	106,752	105,528
Right-of-use lease asset	16,125	17,971	21,074
Deferred tax asset, net	38,510	47,654	56,603
Goodwill	12,936	12,936	12,936
Intangible assets, net	1,669	1,852	2,217
Equity method investments	11,514	12,710	13,024
Other assets	32,144	26,214	25,371
Total assets	$ 8,413,640	$ 8,250,704	$ 7,972,324
Liabilities			
Deposits	$ 7,594,564	$ 7,448,988	$ 7,011,988
Borrowings	68,436	77,252	304,927
Operating leases	22,292	24,784	30,646
Other liabilities	30,016	53,568	39,399
Total liabilities	7,715,308	7,604,592	7,386,960
Stockholders' equity			
Common stock, par value $.01 per share	308	307	307
Additional paid-in capital	287,167	286,021	288,232
Retained earnings	459,398	435,202	388,033
Accumulated other comprehensive loss, net of income taxes	(46,702)	(73,579)	(86,004)
Treasury stock, at cost	(1,972)	(1,972)	(5,337)
Total Amalgamated Financial Corp. stockholders' equity	698,199	645,979	585,231
Noncontrolling interests	133	133	133
Total stockholders' equity	698,332	646,112	585,364
Total liabilities and stockholders' equity	$ 8,413,640	$ 8,250,704	$ 7,972,324

9

Select Financial Data As of and for the As of and for the Three Months Ended Nine Months Ended September 30, June 30, September 30, September 30, (Shares in thousands) 2024 2024 2023 2024 2023 Selected Financial Ratios and Other Data: Earnings per share Basic $ 0.91 $ 0.88 $ 0.73 $ 2.68 $ 2.13 Diluted 0.90 0.87 0.73 2.65 2.12 Core net income (non-GAAP) Basic $ 0.91 $ 0.86 $ 0.76 $ 2.61 $ 2.23 Diluted 0.91 0.85 0.76 2.59 2.22 Book value per common share (excluding minority interest) $ 22.77 $ 21.09 $ 17.93 $ 22.77 $ 17.93 Tangible book value per share (non-GAAP) $ 22.29 $ 20.61 $ 17.43 $ 22.29 $ 17.43 Common shares outstanding, par value $.01 per share(1) 30,663 30,630 30,459 30,663 30,459 Weighted average common shares outstanding, basic 30,646 30,551 30,481 30,558 30,601 Weighted average common shares outstanding, diluted 30,911 30,832 30,590 30,868 30,738 (1) 70,000,000 shares authorized; 30,776,163, 30,743,666, and 30,736,141 shares issued for the periods ended September 30, 2024, June 30, 2024, and September 30, 2023 respectively, and 30,662,883, 30,630,386, and 30,458,781 shares outstanding for the periods ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively. 10

Select Financial Data As of and for the As of and for the Three Months Ended Nine Months Ended September 30, June 30, September 30, September 30, 2024 2024 2023 2024 2023 Selected Performance Metrics: Return on average assets 1.32% 1.30% 1.12% 1.33% 1.11 % Core return on average assets (non-GAAP) 1.33% 1.27% 1.17% 1.29% 1.17 % Return on average equity 16.63% 17.27% 16.43% 17.35% 16.69 % Core return on average tangible common equity (non-GAAP) 17.04% 17.34% 17.67% 17.31% 18.02 % Average equity to average assets 7.96% 7.53% 6.82% 7.65% 6.67 % Tangible common equity to tangible assets (non-GAAP) 8.14% 7.66% 6.72% 8.14% 6.72 % Loan yield 4.79% 4.68% 4.56% 4.74% 4.43 % Securities yield 5.25% 5.22% 4.94% 5.23% 4.84 % Deposit cost 1.58% 1.55% 1.33% 1.53% 1.08 % Net interest margin 3.51% 3.46% 3.29% 3.48% 3.40 % Efficiency ratio (1) 50.54% 50.37% 52.96% 49.89% 53.05 % Core efficiency ratio (non-GAAP) 50.35% 50.80% 51.71% 50.52% 51.88 % Asset Quality Ratios: Nonaccrual loans to total loans 0.61% 0.78% 0.79% 0.61% 0.79 % Nonperforming assets to total assets 0.34% 0.43% 0.46% 0.34% 0.46 % Allowance for credit losses on loans to nonaccrual loans 222.30% 182.83% 197.58% 222.30% 197.58 % Allowance for credit losses on loans to total loans 1.35% 1.42% 1.56% 1.35% 1.56 % Annualized net charge-offs to average loans 0.61% 0.25% 0.27% 0.35% 0.27 % Capital Ratios: Tier 1 leverage capital ratio 8.63% 8.42% 7.89% 8.63% 7.89 % Tier 1 risk-based capital ratio 13.82% 13.48% 12.63% 13.82% 12.63 % Total risk-based capital ratio 16.25% 16.04% 15.28% 16.25% 15.28 % Common equity tier 1 capital ratio 13.82% 13.48% 12.63% 13.82% 12.63% (1) Efficiency ratio is calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income 11 amalgamated FINANCIAL CORP.

Loan and PACE Assessments Portfolio Composition

(In thousands)	At September 30, 2024		At June 30, 2024		At September 30, 2023	
	Amount	% of total	Amount	% of total	Amount	% of total
Commercial portfolio:						
Commercial and industrial	$ 1,058,376	23.3 %	$ 1,012,400	22.6 %	$ 1,050,355	24.1 %
Multifamily	1,291,380	28.4 %	1,230,545	27.5 %	1,094,955	25.1 %
Commercial real estate	415,077	9.1 %	377,484	8.4 %	324,139	7.4 %
Construction and land development	22,224	0.5 %	23,254	0.5 %	28,326	0.6 %
Total commercial portfolio	2,787,057	61.3 %	2,643,683	59.0 %	2,497,775	57.2 %
Retail portfolio:						
Residential real estate lending	1,350,347	29.7 %	1,404,624	31.4 %	1,409,530	32.3 %
Consumer solar	374,499	8.2 %	385,567	8.6 %	415,324	9.5 %
Consumer and other	36,000	0.8 %	37,965	1.0 %	42,116	1.0 %
Total retail portfolio	1,760,846	38.7 %	1,828,156	41.0 %	1,866,970	42.8 %
Total loans held for investment	4,547,903	100.0 %	4,471,839	100.0 %	4,364,745	100.0 %
Allowance for credit losses	(61,466)		(63,444)		(67,815)	
Loans receivable, net	$ 4,486,437		$ 4,408,395		$ 4,296,930	
PACE assessments:						
Available for sale, at fair value						
Residential PACE assessments	149,500	12.7 %	112,923	9.7 %	38,526	3.5 %
Held-to-maturity, at amortized cost						
Commercial PACE assessments	256,128	21.7 %	256,663	22.0 %	270,020	24.3 %
Residential PACE assessments	773,101	65.6 %	798,561	68.4 %	800,484	72.2 %
Total Held-to-maturity PACE assessments	1,029,229	87.3 %	1,055,224	90.4 %	1,070,504	96.5 %
Total PACE assessments	1,178,729	100.0 %	1,168,147	100.0 %	1,109,030	100.0 %
Allowance for credit losses	(641)		(655)		(670)	
Total PACE assessments, net	$ 1,178,088		$ 1,167,492		$ 1,108,360	
Loans receivable, net and total PACE assessments, net as a % of Deposits	74.6%		74.9%		77.3%	
Loans receivable, net and total PACE assessments, net as a % of Deposits excluding Brokered CDs	75.6%		76.4%		81.9%	

12

amalgamated FINANCIAL CORP.

Net Interest Income Analysis

	Three Months Ended								
	September 30, 2024			June 30, 2024			September 30, 2023		
(In thousands)	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:									
Interest-bearing deposits in banks	$ 182,981	$ 2,274	4.94%	$ 213,725	$ 2,690	5.06%	$ 170,830	$ 1,687	3.92%
Securities[(1)]	3,388,580	44,678	5.25%	3,308,881	42,937	5.22%	3,208,334	39,971	4.94%
Resell agreements	104,933	1,754	6.65%	122,618	2,041	6.69%	—	—	0.00%
Loans receivable, net[(2)]	4,493,520	54,110	4.79%	4,406,843	51,293	4.68%	4,314,767	49,578	4.56%
Total interest-earning assets	8,170,014	102,816	5.01%	8,052,067	98,961	4.94%	7,693,931	91,236	4.70%
Non-interest-earning assets:									
Cash and due from banks	6,144			6,371			6,129		
Other assets	217,332			217,578			204,506		
Total assets	$ 8,393,490			$ 8,276,016			$ 7,904,566		
Interest-bearing liabilities:									
Savings, NOW and money market deposits	$ 3,506,499	$ 26,168	2.97%	$ 3,729,858	$ 24,992	2.69%	$ 3,446,027	$ 17,157	1.98%
Time deposits	223,337	2,148	3.83%	210,565	1,898	3.63%	176,171	1,122	2.53%
Brokered CDs	131,103	1,789	5.43%	156,086	1,992	5.13%	371,329	4,879	5.21%
Total interest-bearing deposits	3,860,939	30,105	3.10%	4,096,509	28,882	2.84%	3,993,527	23,158	2.30%
Borrowings	71,948	604	3.34%	104,560	887	3.41%	376,585	4,350	4.58%
Total interest-bearing liabilities	3,932,887	30,709	3.11%	4,201,069	29,769	2.85%	4,370,112	27,508	2.50%
Non-interest-bearing liabilities:									
Demand and transaction deposits	3,721,398			3,390,941			2,920,737		
Other liabilities	70,804			60,982			74,964		
Total liabilities	7,725,089			7,652,992			7,365,813		
Stockholders' equity	668,401			623,024			538,753		
Total liabilities and stockholders' equity	$ 8,393,490			$ 8,276,016			$ 7,904,566		
Net interest income / interest rate spread		$ 72,107	1.90%		$ 69,192	2.09%		$ 63,728	2.20%
Net interest-earning assets / net interest margin	$ 4,237,127		3.51%	$ 3,850,998		3.46%	$ 3,323,819		3.29%
Total deposits excluding Brokered CDs / total cost of deposits excluding Brokered CDs	$ 7,451,234		1.51%	$ 7,331,364		1.48%	$ 6,542,935		1.11%
Total deposits / total cost of deposits	$ 7,582,337		1.58%	$ 7,487,450		1.55%	$ 6,914,264		1.33%
Total funding / total cost of funds	$ 7,654,285		1.60%	$ 7,592,010		1.58%	$ 7,290,849		1.50%

(1) Includes FHLBNY stock in the average balance, and dividend income on FHLBNY stock in interest income.
(2) No material impact of prepayment penalty interest income in 3Q2024, 2Q2024, or 3Q2023

13

amalgamated FINANCIAL CORP.

Net Interest Income Analysis

(In thousands)	Nine Months Ended					
	September 30, 2024			September 30, 2023		
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:						
Interest-bearing deposits in banks	$ 200,627	$ 7,556	5.03%	$ 125,560	$ 3,360	3.58%
Securities	3,289,635	128,679	5.23%	3,276,065	118,557	4.84%
Resell agreements	102,197	5,122	6.69%	8,003	432	7.22%
Total loans, net (1)(2)	4,431,801	157,355	4.74%	4,216,391	139,744	4.43%
Total interest-earning assets	8,024,260	298,712	4.97%	7,626,019	262,093	4.60%
Non-interest-earning assets:						
Cash and due from banks	5,862			5,067		
Other assets	219,096			210,112		
Total assets	$ 8,249,218			$ 7,841,198		
Interest-bearing liabilities:						
Savings, NOW and money market deposits	$ 3,608,927	$ 73,033	2.70%	$ 3,248,278	$ 40,010	1.65%
Time deposits	207,374	5,622	3.62%	161,756	2,030	1.68%
Brokered CDs	159,041	6,224	5.23%	383,521	13,769	4.80%
Total interest-bearing deposits	3,975,342	84,879	2.85%	3,793,555	55,809	1.97%
Borrowings	154,564	4,497	3.89%	365,262	12,292	4.50%
Total interest-bearing liabilities	4,129,906	89,376	2.89%	4,158,817	68,101	2.19%
Non-interest-bearing liabilities:						
Demand and transaction deposits	3,417,970			3,086,482		
Other liabilities	70,476			72,821		
Total liabilities	7,618,352			7,318,120		
Stockholders' equity	630,866			523,078		
Total liabilities and stockholders' equity	$ 8,249,218			$ 7,841,198		
Net interest income / interest rate spread		$ 209,336	2.08%		$ 193,992	2.41%
Net interest-earning assets / net interest margin	$ 3,894,354		3.48%	$ 3,467,202		3.40%
Total deposits excluding Brokered CDs / total cost of deposits excluding Brokered CDs	$ 7,234,271		1.45%	$ 6,496,516		0.87%
Total deposits / total cost of deposits	$ 7,393,312		1.53%	$ 6,880,037		1.08%
Total funding / total cost of funds	$ 7,547,876		1.58%	$ 7,245,299		1.26%

(1) Includes Federal Home Loan Bank (FHLB) stock in the average balance, and dividend income on FHLB stock in interest income.
(2) Includes prepayment penalty interest income in September YTD 2024 and September YTD 2023 of $18 thousand and $0, respectively.

14

amalgamated FINANCIAL CORP.

Deposit Portfolio Composition

(In thousands)	Three Months Ended					
	September 30, 2024		June 30, 2024		September 30, 2023	
	Ending Balance	Average Balance	Ending Balance	Average Balance	Ending Balance	Average Balance
Non-interest-bearing demand deposit accounts	$ 3,801,834	$ 3,721,398	$ 3,445,068	$ 3,390,941	$ 2,808,300	$ 2,920,737
NOW accounts	186,557	188,250	192,452	191,253	192,654	192,883
Money market deposit accounts	2,959,264	2,986,434	3,093,644	3,202,365	3,059,982	2,893,930
Savings accounts	327,935	331,816	336,943	336,240	357,470	359,214
Time deposits	216,901	223,337	227,437	210,565	180,529	176,171
Brokered certificates of deposit ("CDs")	102,073	131,103	153,444	156,086	391,919	371,329
Total deposits	$ 7,594,564	$ 7,582,338	$ 7,448,988	$ 7,487,450	$ 6,990,854	$ 6,914,264
Total deposits excluding Brokered CDs	$ 7,492,491	$ 7,451,235	$ 7,295,544	$ 7,331,364	$ 6,598,935	$ 6,542,935

(In thousands)	Three Months Ended					
	September 30, 2024		June 30, 2024		September 30, 2023	
	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds
Non-interest bearing demand deposit accounts	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %
NOW accounts	0.90 %	1.09 %	1.07 %	1.07 %	0.95 %	1.01 %
Money market deposit accounts	3.00 %	3.24 %	3.08 %	2.93 %	2.31 %	2.14 %
Savings accounts	1.42 %	1.64 %	1.67 %	1.37 %	1.16 %	1.14 %
Time deposits	3.83 %	3.83 %	3.50 %	3.63 %	2.88 %	2.53 %
Brokered CDs	4.89 %	5.43 %	4.98 %	5.13 %	5.14 %	5.21 %
Total deposits	1.43 %	1.58 %	1.59 %	1.55 %	1.46 %	1.33 %
Interest-bearing deposits excluding Brokered CDs	2.80 %	3.02 %	2.88 %	2.74 %	2.16 %	2.00 %

(1) Average rate paid is calculated as the weighted average of spot rates on deposit accounts. Off-balance sheet deposits are excluded from all calculations shown.

15

Asset Quality (In thousands) September 30, 2024 June 30, 2024 September 30, 2023 Loans 90 days past due and accruing $ — $ — $ — Nonaccrual loans held for sale 989 989 2,189 Nonaccrual loans - Commercial 17,108 23,778 28,041 Nonaccrual loans - Retail 10,542 10,924 6,283 Nonaccrual securities 8 29 31 Total nonperforming assets $ 28,647 $ 35,720 $ 36,544 Nonaccrual loans: Commercial and industrial $ 1,849 $ 8,428 $ 7,575 Multifamily — — — Commercial real estate 4,146 4,231 4,575 Construction and land development 11,113 11,119 15,891 Total commercial portfolio 17,108 23,778 28,041 Residential real estate lending 7,578 7,756 3,009 Consumer solar 2,848 2,794 2,817 Consumer and other 116 374 457 Total retail portfolio 10,542 10,924 6,283 Total nonaccrual loans $ 27,650 $ 34,702 $ 34,324 16 amalgamated FINANCIAL CORP.

Credit Quality

($ in thousands)	September 30, 2024	June 30, 2024	September 30, 2023
Criticized and classified loans			
Commercial and industrial	$ 45,329	$ 53,940	$ 45,959
Multifamily	13,386	10,242	10,999
Commercial real estate	8,186	8,311	8,762
Construction and land development	11,113	11,119	15,891
Residential real estate lending	7,578	7,756	3,009
Consumer solar	2,848	2,794	2,817
Consumer and other	116	374	457
Total loans	$ 88,556	$ 94,536	$ 87,894
Criticized and classified loans to total loans			
Commercial and industrial	1.00 %	1.21 %	1.05 %
Multifamily	0.29 %	0.23 %	0.25 %
Commercial real estate	0.18 %	0.19 %	0.20 %
Construction and land development	0.24 %	0.25 %	0.36 %
Residential real estate lending	0.17 %	0.17 %	0.07 %
Consumer solar	0.06 %	0.06 %	0.06 %
Consumer and other	— %	0.01 %	0.01 %
Total loans	1.94 %	2.12 %	2.00 %

	September 30, 2024		June 30, 2024		September 30, 2023	
	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance
Commercial and industrial	2.14 %	1.01 %	0.32 %	1.44 %	— %	1.71 %
Multifamily	— %	0.37 %	— %	0.38 %	0.45 %	0.46 %
Commercial real estate	— %	0.40 %	— %	0.40 %	— %	0.64 %
Construction and land development	— %	3.73 %	— %	3.60 %	— %	3.68 %
Residential real estate lending	(0.03)%	0.91 %	(0.18)%	0.88 %	(0.07)%	1.13 %
Consumer solar	1.58 %	7.68 %	2.57 %	7.00 %	1.88 %	6.72 %
Consumer and other	1.05 %	6.44 %	0.01 %	6.49 %	0.04 %	6.00 %
Total loans	0.61 %	1.35 %	0.25 %	1.42 %	0.27 %	1.60 %

17

amalgamated FINANCIAL CORP.

Reconciliation of GAAP to Non-GAAP Financial Measures

The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure.

(in thousands)	As of and for the Three Months Ended			As of and for the Nine Months Ended	
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Core operating revenue					
Net Interest Income (GAAP)	$ 72,107	$ 69,192	$ 63,728	$ 209,336	$ 193,992
Non-interest income (GAAP)	8,939	9,258	6,780	28,426	19,930
Add: Securities loss	3,230	2,691	1,699	8,695	5,052
Less: ICS One-Way Sell Fee Income[1]	(8,085)	(4,859)	—	(15,847)	—
Less: Changes in fair value of loans held-for-sale	4,265	—	—	4,265	—
Less: Subdebt repurchase gain[2]	(669)	(406)	(637)	(1,076)	(1,417)
Add: Tax (credits) depreciation on solar investments[3]	1,089	1,815	—	1,095	—
Core operating revenue (non-GAAP)	80,876	77,691	71,570	234,894	217,557
Core non-interest expense					
Non-interest expense (GAAP)	$ 40,964	$ 39,512	$ 37,339	$ 118,629	$ 113,495
Add: Gain on settlement of lease termination[4]	—	—	—	499	—
Less: Severance costs[5]	(241)	(44)	(332)	(471)	(617)
Core non-interest expense (non-GAAP)	40,723	39,468	37,007	118,657	112,878
Core net income					
Net Income (GAAP)	$ 27,942	$ 26,753	$ 22,308	$ 81,944	$ 65,284
Add: Securities loss	3,230	2,691	1,699	8,695	5,052
Less: ICS One-Way Sell Fee Income[1]	(8,085)	(4,859)	—	(15,847)	—
Less: Changes in fair value of loans held-for-sale	4,265	—	—	4,265	—
Less: Gain on settlement of lease termination[4]	—	—	—	(499)	—
Less: Subdebt repurchase gain[2]	(669)	(406)	(637)	(1,076)	(1,417)
Add: Severance costs[5]	241	44	332	471	617
Add: Tax (credits) depreciation on solar investments[3]	1,089	1,815	—	1,095	—
Less: Tax on notable items	(19)	180	(396)	764	(1,151)
Core net income (non-GAAP)	27,994	26,218	23,306	79,812	68,385
Tangible common equity					
Stockholders' equity (GAAP)	$ 698,332	$ 646,112	$ 546,291	$ 698,332	$ 546,291
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(1,669)	(1,852)	(2,439)	(1,669)	(2,439)
Tangible common equity (non-GAAP)	683,594	631,191	530,783	683,594	530,783
Average tangible common equity					
Average stockholders' equity (GAAP)	$ 668,401	$ 623,024	$ 538,753	$ 630,866	$ 523,078
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(1,759)	(1,941)	(2,547)	(1,940)	(2,768)
Average tangible common equity (non-GAAP)	653,573	608,014	523,137	615,857	507,241

(1) Included in service charges on deposit accounts in the Consolidated Statements of Income
(2) Included in other income in the Consolidated Statements of Income
(3) Included in equity method investments income in the Consolidated Statements of Income
(4) Included in occupancy and depreciation in the Consolidated Statements of Income
(5) Included in compensation and employee benefits in the Consolidated Statements of Income

18

Reconciliation of GAAP to Non-GAAP Financial Measures The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure. As of and for the As of and for the Three Months Ended Nine Months Ended (in thousands) September 30, 2024 June 30, 2024 September 30, 2023 September 30, 2024 September 30, 2023 Core return on average assets Numerator: Core net income (non-GAAP) $ 27,994 $ 26,218 $ 23,306 $ 79,812 $ 68,385 Denominator: Total average assets (GAAP) $ 8,393,490 $ 8,276,016 $ 7,904,566 8,249,218 7,841,198 Core return on average assets (non-GAAP) 1.33% 1.27% 1.17% 1.29% 1.17% Core return on average tangible common equity Numerator: Core net income (non-GAAP) $ 27,994 $ 26,218 $ 23,306 $ 79,812 $ 68,385 Denominator: Average tangible common equity (non-GAAP) $ 653,573 $ 608,014 $ 523,137 615,857 507,241 Core return on average tangible common equity (non-GAAP) 17.04% 17.34% 17.67% 17.31% 18.02% Core efficiency ratio Numerator: Core non-interest expense (non-GAAP) $ 40,723 $ 39,468 $ 37,007 $ 118,657 $ 112,878 Denominator: Core operating revenue (non-GAAP) 80,876 77,691 71,570 234,894 217,557 Core efficiency ratio (non-GAAP) 50.35% 50.80% 51.71% 50.52% 51.88% 19